                                                                      Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement (Form S-8 number 33-56626) pertaining to the Marsh Supermarkets, Inc. 401(k) Plan of our report dated June 9, 2004, with respect to the financial statements and schedules of the Marsh Supermarkets, Inc. 401 (k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.



                                                      /s/ Ernst & Young LLP



Indianapolis, Indiana
June 28, 2004